Consent of PKF
                         Independent Auditors



We consent to the reference of our firm under the caption "Experts" in the Prospectus of PVAXX Corporation that is made a part of this Registration Statement (Amendment No. 8 filed on Form SB-2, dated April 22, 2002) and to inclusion therein of our report dated December 7, 2001, with respect to the financial statements of PVAXX Corporation, as of June 30, 2001 and June 30, 2000 and for the periods then ended.

Very truly yours



PKF
Nottingham, UK
April 23, 2002